UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Church Street, New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Centerline Holding Company (“Centerline,” “we,” “our,” or “us”) and Centerline Capital Group LLC (“CCG” and, together with Centerline, the “Borrowers”) entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, with the Guarantors listed on Schedule 1 thereto; the Lenders named therein; Bank of America, N.A. (“BofA”), as issuing bank and as administrative agent; Banc of America Securities, LLC and Citicorp USA, Inc., as co-lead arrangers; and Banc of America Securities, LLC as book manager (as subsequently amended, the “Credit Agreement”). The Borrowers, BofA, as administrative agent, Morgan Stanley Senior Funding, Inc., MLBUSA Community Development Corp., CIBC Inc. and Comerica Bank entered into an amendment to the Credit Agreement as of February 15, 2013 (the “Amendment”). Capitalized terms used herein and not otherwise defined herein shall have the meanings as ascribed to them in the Credit Agreement. Among other things, the Amendment:

•	permanently waives past defaults of the Borrowers related to their compliance with the Consolidated EBITDA to Fixed Charge Ratio and the Total Debt/Consolidated EBITDA Ratio covenants of the Credit Agreement;

•	amended the Consolidated EBITDA to Fixed Charge Ratio covenant of the Credit Agreement to increase the required ratios of Consolidated EBITDA to Fixed Charges during specified periods beginning with the quarter ending June 30, 2014, and provides that, with respect to the four consecutive fiscal quarters ending December 31, 2013, if Centerline’s Consolidated EBITDA to Fixed Charge Ratio is greater than 0.85 to 1.0 during such periods but less than the required 1.25 to 1.0, no covenant breach will occur so long as $0.5 million or 1.0 million (depending on the amount of the shortfall in the ratio) of the outstanding balance of the Term Loan is prepaid;

•	amended the Total Debt/Consolidated EBITDA Ratio covenant of the Credit Agreement to permit a higher ratio of Total Debt/Consolidated EBITDA for the quarter ended March 31, 2014 and to require lower Total Debt/Consolidated EBITDA Ratios in future periods, and provides that, with respect to the fiscal quarter ending December 31, 2013, if Centerline’s Total Debt/Consolidated EBITDA Ratio is less than 8.5 to 1.0 but greater than the required 5.5 to 1.0, no covenant breach will occur so long as $0.5 million or $1.0 million (depending on the amount of the shortfall in the ratio) of the outstanding balance of the Term Loan is prepaid;

•	amended certain defined terms in the Credit Agreement in connection with the modifications to the financial covenants and financial reporting requirements of the Credit Agreement that will, among other things, permit Centerline to calculate its Consolidated EBITDA on a GAAP basis rather than a current cash basis in certain instances and exclude certain items such as undrawn letters of credit (other than loss reserves for such letters of credit) from the calculation of Total Debt;

•	permits Centerline to cease SEC reporting and “go private” by implementing a reverse stock split, a related forward stock split and the repurchase of fractional shares that may result from such reverse and forward stock splits in an amount not to exceed $2.0 million;

•	required Centerline to redeem all outstanding shares of Centerline’s Series A Convertible Community Reinvestment Act Preferred Shares (“Series A Preferred Shares”) held by TD Bank, N.A., which shares were repurchased in connection with the closing of the Amendment and which repurchase completed the redemption of all of the previously outstanding Series A Preferred Shares;

•	permits us to use the $25.0 million credit facility portion of the Credit Agreement (the “Credit Facility”) for general corporate purposes; provided, however, that the aggregate outstanding balance of the Credit Facility to be used for general corporate purposes may not exceed (x) from February 15, 2013 through February 15, 2014, $17.5 million, (y) from February 16, 2014 through December 31, 2014, $15.0 million and (z) from January 1, 2015 through the Credit Facility maturity date of March 4, 2015, $10.0 million;

•	waived any default that may have resulted from the Borrowers failure to timely repay amounts due under the Credit Facility with respect to low income housing tax credit (“LIHTC”) investments, which totaled approximately $11.1 million as of February 15, 2013 (the “Outstanding LIHTC Amounts”), while requiring the Company to repay the Outstanding LIHTC Amounts on or prior to August 15, 2013, except approximately $2.0 million of the Outstanding LIHTC Amounts may, under certain circumstances, be repaid on or prior to January 15, 2014;

•	provides that BofA, as issuing bank, is no longer required to issue new letters of credit under the Credit Agreement;

•	amends certain financial reporting requirements for Centerline and certain of its affiliates, including eliminating the requirement that the Borrowers provide BofA with audited annual financial statements for Centerline (certain subsidiaries of Centerline are still required to provide BofA with audited annual financial statements);

•	provides that upon the earliest to occur of (i) the first business day following the end of the fiscal quarter in which Centerline first achieves a Total Debt/Consolidated EBITDA Ratio equal to or less than 3.00 to 1.00 and (ii) January 1, 2015, the Applicable Margin of the term loan portion of the Credit Agreement (the “Term Loan”) will increase from 3.0% to 3.5%, with subsequent 0.5% increases on each yearly anniversary thereof;

•	allows Centerline and certain of its subsidiaries to make certain additional investments; and

•	limits the amount of equity that may be granted by Centerline and certain of its subsidiaries to their respective directors, officers employees, consultants or other persons to no more than 20% in the aggregate of any such entity’s fully-diluted equity.

As a result of the Amendment, the Borrowers believe they will be able to maintain compliance with all of the covenants in the Credit Agreement for the foreseeable future.

The foregoing brief description of the terms and conditions of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K.

The following is a brief description of additional material relationships between Centerline and the other parties to the Amendment other than in respect of the Amendment:

•	based on information contained in a Schedule 13G filed by Bank of America Corporation on February 14, 2013, BofA and certain of its affiliates beneficially own 30,909,214, or approximately 8.85%, of our common shares;

•	BofA and certain of its affiliates have anti-dilution rights, which until March 5, 2013 (or earlier in certain cases), prohibit us from issuing securities if such issuance would reduce their ownership of our common shares of beneficial interest, no par value, below specified percentages;

•	two subsidiaries of Centerline entered into a Fourth Amended and Restated Warehousing Credit and Security Agreement with BofA on September 25, 2012, pursuant to which they may borrow up to $100.0 million from Bank of America, N.A. to fund the origination of eligible loans, subject to the terms and conditions of the agreement; and

•	Centerline manages certain of BofA’s and Comerica Bank’s low income housing tax credit investments.

Cautionary Note Regarding Forward-Looking Statements. Certain statements in this Current Report on Form 8-K, including statements relating to the ability of the Borrowers to maintain compliance with all of the covenants in the Credit Agreement for the foreseeable future, constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Certain factors that may cause our actual results to vary from our forward-looking statements are detailed in the sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Except as required by law, Centerline expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused is report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

February 22, 2013	By:	/s/ Michael P. Larsen
Michael P. Larsen
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 15, 2013, by and among Centerline Holding Company and Centerline Capital Group LLC, as borrowers; the guarantors named therein; Bank of America, N.A., as administrative agent; and the lenders named therein